UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020

BiomX Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0001-38762	82-3364020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Pinhas Sapir St., Floor 2 Ness Ziona, Israel	7414002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 72-394-2377

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, $0.0001 par value, and one Warrant entitling the holder to receive one half share of Common Stock	PHGE.U	NYSE American
Shares of Common Stock, $0.0001 par value, included as part of the Units	PHGE	NYSE American
Warrants included as part of the Units	PHGE.WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 3, 2020, BiomX Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders. At the meeting, stockholders voted in favor of all items of business, as indicated below:

Proposal No. 1—Election of Directors

The Company’s stockholders voted to elect the following persons to the board of directors of the Company as Class I, II and III directors to serve until the 2021, 2022 and 2023 Annual Meetings of Stockholders, respectively:

Nominee	Class	Votes For	% Votes For	Votes Withheld	%Votes Withheld	Broker Non-Votes
Yaron Breski	I	9,749,813	99.94	5,399	0.06	857,327
Erez Chimovits	I	9,752,813	99.98	2,399	0.02	857,327
Dr. Gbola Amusa	II	9,752,638	99.97	2,574	0.03	857,327
Jonas Grossman	II	9,752,713	99.97	2,499	0.03	857,327
Dr. Russell Greig	III	9,752,813	99.98	2,399	0.02	857,327
Jonathan Solomon	III	9,752,813	99.98	2,399	0.02	857,327
Lynne Sullivan	III	9,752,738	99.97	2,474	0.03	857,327

Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm For Fiscal 2020

The Company’s stockholders voted to ratify the selection of Brightman Almagor Zohar & Co. as the independent registered public accounting firm for the fiscal year ending December 31, 2020.

Votes For	% Votes For	Vote Against	% Votes Against	Abstain	Broker Non-Votes
10,611,073	100.00	0	0.00	1,466	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMX INC.

June 8, 2020	By:	/s/ Jonathan Solomon
Name: Jonathan Solomon
Title: Chief Executive Officer

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